UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
f incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2008, Sentry Petroleum (Australia) Pty Ltd., a wholly owned subsidiary of Sentry Petroleum Ltd. (“Sentry” or “the registrant”) completed an agreement with Medina Group Limited for the acquisition of ATP862, ATP864, and ATP866 in Queensland Australia. The material terms of the agreement stipulate that Sentry Petroleum (Australia) Pty Ltd. will assume all conventional oil and gas rights and obligations pursuant to the exploration permit including a commitment to complete a four year work program valued at AU$ 16.5 million and award Medina Group Limited a 7.0% gross overriding royalty. The agreement will be filed as an amendment to Current Report on form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 9, 2008, the registrant issued a news release pertaining to Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated October 9, 2008: Major Acquisition Approved – Sentry Petroleum Awarded 5.1 Million Acres in Commercially Proven Adavale Basin Australia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date
DR. RAJ RAJESWARAN Dr. Raj Rajeswaran	President, Chief Executive Officer, and Director	October 9, 2008